UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2010

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:  000-52594

300, 625 - 11th Avenue S.W.
Calgary, Alberta, Canada T2R 0E1
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 22, 2010, Gran Tierra Energy Inc. filed a Current Report on Form 8-K to report the voting results at its 2010 Annual Meeting of Stockholders.  This Form 8-K/A Amendment No. 1 is being filed to correct a typographical error with respect to the number of withheld votes for Ray Antony.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Gran Tierra Energy Inc. held its Annual Meeting of Stockholders on June 16, 2010. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Gran Tierra Energy’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2010.

1.           Each of the seven directors proposed by Gran Tierra Energy for re-election was elected by the following votes to serve until Gran Tierra Energy’s 2011 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Dana Coffield	132,626,703	202,244
Jeffrey Scott	124,963,081	7,865,866
Walter Dawson	125,094,770	7,734,177
Verne Johnson	131,159,776	1,669,171
Nicholas G. Kirton	132,614,628	214,319
Ray Anthony	118,072,730	14,756,217
J. Scott Price	124,999,277	7,829,670

There were 35,320,571 broker non-votes for this proposal.

2.           Gran Tierra Energy’s stockholders approved an amendment to Gran Tierra’s 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan from 18,000,000 shares to 23,306,100 shares.  The tabulation of votes on this matter was as follows:

Shares voted for:	83,737,471
Shares voted against:	46,969,453
Shares abstaining:	2,122,023
Broker non-votes:	35,320,571

3.           Gran Tierra Energy’s stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Gran Tierra Energy for its fiscal year ending December 31, 2010. The tabulation of votes on this matter was as follows:

Shares voted for:	167,746,353
Shares voted against:	203,448
Shares abstaining:	199,717
Broker non-votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2010	GRAN TIERRA ENERGY INC.

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer